UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 19, 2006 (April 13, 2006)

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CyberSource Corporation (the “Company”) approved increases in the annual salaries of certain executive officers (“Annual Executive Salaries”). Pursuant to such approval by the Committee, the following increases were made to the Annual Executive Salaries: (i) William S. McKiernan’s salary increased from $300,000 to $325,000, (ii) Steven D. Pellizzer’s salary increased from $200,000 to $225,000, (iii) Robert J. Ford’s salary increased from $225,000 to $265,000 and (iv) Michael A. Walsh’s salary increased from $200,000 to $215,000.

On April 13, 2006, the Committee also approved cash bonus payments for certain officers and other employees of the Company (“Annual Cash Bonus Plan”). Upon the achievement of specific financial targets established for the fiscal year 2006, (i) the following executive officers shall be eligible to receive a cash bonus up to the amount set forth following their name as follows: William S. McKiernan ($100,000), Steven D. Pellizzer ($75,000), Robert J. Ford ($75,000), Michael A. Walsh ($125,000) (collectively, “Executive Officers”), (ii) certain other officers (collectively, “Other Officers”) shall be eligible to receive designated cash bonuses, and (iii) employees who are not officers of the Company (collectively, “Employees”) shall be eligible to receive a bonus of up to an amount equal to 9% of their annual base salary.

On April 18, 2006, as a result of the performance of the Company during the first quarter of 2006, cash bonus payments to the Executive Officers, Other Officers and Employees of the Company were approved by the Committee in an amount equal to twenty-five percent (25%) of the Annual Cash Bonus Plan to which each such Executive Officer, Other Officer or Employee is entitled. In order for those Executive Officers, Other Officers or Employees to receive additional payments under the Annual Cash Bonus Plan, the Company will have to meet the established financial targets for the remaining three quarters of fiscal 2006.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 18, 2006, the Bylaws of the Company were amended to (i) update the office address of the Company’s registered agent, (ii) update the city of the Company’s principal executive office, (iii) provide for board actions by written consent via electronic transmission and (iv) clarify certain duties and authorities of the chief executive officer.

A copy of the Certificate of Amendment to the Company’s Bylaws described above is attached hereto as Exhibit 3.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.6	Certificate of Amendment of the Bylaws of CyberSource Corporation, effective April 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: April 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.6	Certificate of Amendment of the Bylaws of CyberSource Corporation, effective April 18, 2006.